Exhibit 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	As of September 30, 2019	As of December 31, 2018
ASSETS
Current Assets:
Cash	$22,688	$108,068
Receivables, Net	993,396	994,055
Unbilled Revenues	150,394	176,285
Fuel, Materials, Supplies and REC Inventory	204,012	238,042
Regulatory Assets	538,162	514,779
Prepayments and Other Current Assets	312,253	260,995
Total Current Assets	2,220,905	2,292,224

Property, Plant and Equipment, Net	26,911,877	25,610,428

Deferred Debits and Other Assets:
Regulatory Assets	4,292,560	4,631,137
Goodwill	4,427,266	4,427,266
Investments in Unconsolidated Affiliates	861,687	464,286
Marketable Securities	404,804	417,508
Other Long-Term Assets	606,295	398,407
Total Deferred Debits and Other Assets	10,592,612	10,338,604

Total Assets	$39,725,394	$38,241,256

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable	$712,500	$910,000
Long-Term Debt — Current Portion	853,066	837,319
Rate Reduction Bonds — Current Portion	43,210	52,332
Accounts Payable	892,106	1,119,995
Regulatory Liabilities	441,189	370,230
Other Current Liabilities	806,839	823,006
Total Current Liabilities	3,748,910	4,112,882

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,604,791	3,506,030
Regulatory Liabilities	3,644,477	3,609,475
Derivative Liabilities	357,869	379,562
Accrued Pension, SERP and PBOP	821,172	962,510
Other Long-Term Liabilities	1,290,704	1,196,336
Total Deferred Credits and Other Liabilities	9,719,013	9,653,913

Long-Term Debt	13,440,165	12,248,743

Rate Reduction Bonds	540,122	583,331

Noncontrolling Interest — Preferred Stock of Subsidiaries	155,570	155,570

Common Shareholders' Equity:
Common Shares	1,699,292	1,669,392
Capital Surplus, Paid In	6,675,889	6,241,222
Retained Earnings	4,100,220	3,953,974
Accumulated Other Comprehensive Loss	(52,017)	(60,000)
Treasury Stock	(301,770)	(317,771)
Common Shareholders' Equity	12,121,614	11,486,817

Total Liabilities and Capitalization	$39,725,394	$38,241,256

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Thousands of Dollars, Except Share Information)	2019	2018	2019	2018
Operating Revenues	$2,175,797	$2,271,425	$6,476,084	$6,413,243

Operating Expenses:
Purchased Power, Fuel and Transmission	730,255	842,291	2,326,041	2,442,953
Operations and Maintenance	331,054	344,475	994,660	970,881
Depreciation	222,599	208,671	656,632	612,077
Amortization	73,854	92,711	183,760	174,108
Energy Efficiency Programs	136,832	129,965	382,785	366,162
Taxes Other Than Income Taxes	171,965	187,291	537,636	547,155
Impairment of Northern Pass Transmission	—	—	239,644	—
Total Operating Expenses	1,666,559	1,805,404	5,321,158	5,113,336
Operating Income	509,238	466,021	1,154,926	1,299,907
Interest Expense	135,216	125,201	399,654	372,734
Other Income, Net	26,968	16,718	103,818	100,656
Income Before Income Tax Expense	400,990	357,538	859,090	1,027,829
Income Tax Expense	80,226	66,278	194,435	220,497
Net Income	320,764	291,260	664,655	807,332
Net Income Attributable to Noncontrolling Interests	1,880	1,880	5,639	5,639
Net Income Attributable to Common Shareholders	$318,884	$289,380	$659,016	$801,693

Basic Earnings Per Common Share	$0.98	$0.91	$2.06	$2.53

Weighted Average Common Shares Outstanding:
Basic	324,037,169	317,360,110	320,442,253	317,367,252
Diluted	326,008,342	317,967,311	321,570,926	317,948,498

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.